Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Joshua Easterly, Ian Simmonds, Robert (Bo) Stanley, Alan Waxman, David Stiepleman, Steven Pluss, Craig Hamrah, Michael Fishman, Jennifer Gordon, Joshua Peck, Michael Graf, and Anton Brett with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Sixth Street Lending Partners, any statement of beneficial ownership on Form 3, 4, or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 28th day of June, 2022.

Trustee and Chief Executive Officer
Joshua Easterly
Trustee and Vice President
David Stiepleman
Trustee and Vice President
Jennifer Gordon
Trustee
Richard Higginbotham
Trustee
Hurley Doddy
Trustee
Judy Slotkin
Trustee
Ronald Tanemura
Chief Financial Officer
Ian Simmonds
Vice President
Robert (Bo) Stanley
/s/ Alan Waxman	Vice President
Alan Waxman
Vice President
Steven Pluss
Vice President
Craig Hamrah
Vice President
Michael Fishman
Vice President
Joshua Peck
Deputy Chief Financial Officer, Vice President, Principal Accounting Officer
Michael Graf
Chief Compliance Officer and Secretary
Anton Brett